UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 19, 2016
Date of Report
(Date of earliest event reported)

Access National Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-49929	82-0545425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Robert Fulton Drive, Suite 300, Reston, VA 20191
(Address of principal executive offices) (Zip Code)

(703) 871-2100
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Access National Corporation (the “Company”) (Nasdaq: ANCX) held its Annual Meeting of Shareholders on May 19, 2016, at which three (3) proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement for the 2016 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 18, 2016 (the “2016 Proxy Statement”). Below are the final results for each proposal.

Proposal 1

The Company’s shareholders elected three (3) Class II directors to serve until the 2019 Annual Meeting of Shareholders. The votes regarding these director nominees were as follows:

	For	Withhold	Broker Non-Votes
Robert C. Shoemaker	6,489,702	200,231	2,998,324
Thomas M. Kody	6,524,800	165,133	2,998,324
J. Randolph Babbitt	6,511,900	178,033	2,998,324

The following Class III and Class I directors, whose terms expire in 2017 and 2018, respectively, continued in office: Class III – John W. Edgemond, IV, Martin S. Friedman and Michael G. Anzilotti; Class I – Michael W. Clarke.

Proposal 2

The Company’s shareholders approved the advisory proposal regarding the compensation of the Company’s named executive officers as disclosed in the 2016 Proxy Statement.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
5,981,459	661,747	46,727	2,998,324

Proposal 3

The Company’s shareholders ratified the selection of BDO USA, LLP to serve as independent public accountants for the fiscal year ending December 31, 2016. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
9,653,469	10,368	24,420	-0-

No other matters were voted on at the meeting.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS NATIONAL CORPORATION
(Registrant)

Date:	May 23, 2016	By:	/s/ Michael W. Clarke
		Name:	Michael W. Clarke
		Title:	President & Chief Executive Officer